Limited Power of Attorney - Securities Law Compliance

I, as an officer or director of Silicon Valley Bancshares and subsidiaries ("SVB"), appoint Derek Witte, Grace Leung and
Lisa Bertolet, and each of them, my true and lawful attorney-in-fact and agent to complete and execute Forms 144, Forms 3, 4 and 5 and other forms as the attorney determines in his or her discretion to be required or advisable pursuant to Rule 144 under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended) and its rules and regulations, or any successor laws and regulations, as a consequence of my ownership, acquisition or disposition of securities of SVB, and to do all acts necessary in order to file my forms with the Securities and Exchange Commission, any securities exchange or national association, SVB and other person or agency as the attorney deems appropriate. I ratify and confirm all that the attorneys-in-fact and agents do or cause to be done.

This Limited Power of Attorney is executed in Santa Clara, CA as of the date below and shall remain effective until July 31, 2004, unless I am no longer required to complete said forms.



Signature:  /s/ Timothy M. Hardin
            ---------------------------

Timothy M. Hardin
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Type or Print Name

Dated:   12/12/2003




Witness:

/s/ Lisa Bertolet
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Signature

Lisa Bertolet
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Type or Print Name

Dated:	12/12/03